                                                                     EXHIBIT 3.1
                                                                     -----------

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          VIRTUAL ENTERTAINMENT, INC.

                                  * * * * * *

We, the undersigned, the President and Secretary, respectively, of Virtual Entertainment, Inc. (the "Corporation"), hereby certify:

1. The name of the Corporation is Virtual Entertainment, Inc.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 28, 1994.

3. The Certificate of Incorporation of the Corporation is hereby amended by amending Articles 1 through 10 as set forth in the Restated Certificate of Incorporation hereinafter provided for.

4. The provisions of the Certificate of Incorporation, as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Restated Certificate of Incorporation of Virtual Entertainment, Inc.

5. The amendment and the restatement of the Certificate of Incorporation have been authorized by a majority of the outstanding shares entitled to vote thereon pursuant to a written consent of stockholders executed on or as of October 30, 1995 in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall, upon the effective date of this Restated Certificate of Incorporation, read as follows:

   FIRST.   The name of the corporation is Virtual Entertainment, Inc. (the
"Corporation").

   SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD.   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,010,000 shares, consisting of 10,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 10,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), of which 687 shares have been designated "Series A Convertible Preferred Stock" and the balance of which may be designated from time to time by additional amendments hereto.

   A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Common Stock and Series A Convertible Preferred Stock are as follows:

   A. SERIES A CONVERTIBLE PREFERRED STOCK

     1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 687 shares.

     2.   Voting.

          2A.   General.  Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

          2B.   Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine.

     3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $387.56 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $4,732.00 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

     5. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

          5A.   Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such whole or fractional shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock (initially 1,000 shares of Common Stock for each share of Series A Convertible Preferred Stock) as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $4,732,000 and (ii) dividing the result by the conversion price of $4,732.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          5B.   Issuance of Certificates; Time Conversion Effected. Promptly
after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          5C.   Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          5D.   Subdivision or Combination of Common Stock. In case the
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common

Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5E.   Reorganization or Reclassification. If any capital
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          5F.   Notice of Adjustment. Upon any adjustment of the Conversion
Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          5G.   Other Notices. In case at any time:

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          5H.   Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Certificate of Incorporation.

          5I.   No Reissuance of Series A Convertible Preferred Stock. Shares of
Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          5J.   Issue Tax. The issuance of certificates for shares of Common
Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

          5K.   Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          5L.   Definition of Common Stock. As used in this paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted herein and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5F.

          5M.   Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $5,000,000 and (ii) the price paid by the public for such shares shall be at least $6.92 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5E), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 5. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     B.   COMMON STOCK

          1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinated to those that may be fixed with respect to any shares of the Preferred Stock.

          2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each shares of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per shares as is provided in this Article FOURTH.

          3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

   FIFTH.       The Corporation is to have perpetual existence.

   SIXTH.       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

   A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

   B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

   C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

   SEVENTH.     The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

   EIGHTH.      The Corporation reserves the right to amend or repeal any
provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

  IN WITNESS WHEREOF, Virtual Entertainment, Inc. has caused this certificate to be signed by David Blohm, its President, and attested by Gordon H. Hayes, Jr., its Secretary, as of this ____ day of October, 1995.


                                        VIRTUAL ENTERTAINMENT, INC.



                                        By: /s/ David Blohm
                                            --------------------------------
                                            David Blohm, President

ATTEST:


/s/ Gordon H. Hayes
-------------------------------
Gordon H. Hayes, Jr., Secretary

                  CERTIFICATE OF AMENDMENT TO CERTIFICATE OF

                 INCORPORATION OF VIRTUAL ENTERTAINMENT, INC.

                           Pursuant to Section 242

            of the General Corporation Law of the State of Delaware

     Virtual Entertainment, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by unanimous written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Certificate of Incorporation of the
---------
          Corporation be and hereby is amended in its entirety to read as set forth in Exhibit A.
                   ---------

     IN WITNESS WHERFOF, Virtual Entertainment, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this day of May 14, 1997.


                                        By: /s/ David Blohm
                                            -------------------------
                                            David Blohm, President

ATTEST:


/s/ Jeff Pucci
-------------------------------
Jeff Pucci, Assistant Secretary

[Corporate Seal]

                                                                       Exhibit A
                                                                       ---------

     FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,011,000 shares, consisting of 10,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 11,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), of which 687 shares have been designated "Series A Convertible Preferred Stock," and 1,000 shares have been designated as "Series B Convertible Preferred Stock" and the balance of which may be designated from time to time by additional amendments hereto.

     A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

     A.   PREFERRED STOCK
          ---------------

     1.   Voting.
          -------

     1A.  General.  Except as may be otherwise provided in these terms of the
          -------
Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

     1B.  Board Size.  The Corporation shall not, without the written consent or
          ----------
affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine.

     2.   Dividends.  The holders of the Series A Convertible Preferred Stock
          ---------
shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $387.56 per share (the "Series A Accruing Dividends"). The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $160.00 per share (the "Series B Accruing Dividends"). The Series A Accruing Dividends and the Series B Accruing Dividends are referred to collectively herein as the "Accruing Dividends". Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

     3.   Liquidation.  Upon any liquidation, dissolution or winding up of the
         -----------
Corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to such series of Preferred Stock (collectively referred to as "Senior Preferred Stock"), but, before any distribution or payment shall be made to the holders of Common Stock or before any other class or series of stock ranking on liquidation junior to such Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of: (i) (A) $4,732.00 per share of Series A Convertible Preferred Stock plus, in the case of each share, an amount equal to all Series A Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, and (B) $2,000.00 per share of Series B Convertible Preferred Stock plus, in the case of each share, an amount equal to all Series B Accruing Dividends unpaid thereon (whether or not declare d) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 4 immediately prior to such liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock, in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Senior Preferred Stock, Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of shares of Junior Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to bc a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4.

     4.   Conversions.  The holders of shares of Preferred Stock shall have the
          -----------
following conversion rights:

     4A.  Right to Convert.
          ----------------

     (1) Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such whole or fractional shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock (initially 1,000 shares of Common Stock for each share of Series A Convertible Preferred Stock) as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $4,732,000 and (ii) dividing the result by the conversion price of $4,732.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price", Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

     (2) Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such whole or fractional shares of Series B Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock (initially 1,000 shares of Common Stock for each share of Series B Convertible Preferred Stock) as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $2,000,000 and (ii) dividing the result by the conversion price of $2,000.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other Office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

     4B.  Issuance of Certificates: Time Conversion Effected.  Promptly after
          --------------------------------------------------
the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price or the Series B Conversion Price, as applicable, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     4C.  Fractional Shares: Dividends: Partial Conversion.  No fractional
          ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Preferred Stock, surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

     4D.  Subdivision or  Combination of Common Stock.  In case the Corporation
          -------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     4E.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price and the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     4F.  Notice of Adjustment.  Upon any adjustment of the Series A Conversion
          --------------------
 Price or the Series B Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of such series of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price or the Series B Conversion Price, as the case may be, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

      4G. Other Notices.  In case at any time:
          -------------

      (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

      (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

      (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

      (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and
(b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     4H.  Stock to be Reserved.  The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the lesser of the Series A Conversion Price or the Series B Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price or the Series B Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Certificate of Incorporation,

     4I.  No Reissuance of Preferred Stock.  Shares of Preferred Stock which are
          --------------------------------
converted into shares of Common Stock as provided herein shall not be reissued.

     4J.  Issue Tax.  The issuance of certificates for shares of Common Stock
          ---------
upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

     4K.  Closing of Books.  The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     4L.  Definition of Common Stock.  As used in this paragraph 4, the term
          ---------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted herein and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4F.

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     Virtual Entertainment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

              DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED:     That Article FIRST of the Certificate of Incorporation be deleted in its entirety and the following Article FIRST be inserted in lieu thereof:

                     "FIRST. The name of the Corporation is Virtual Knowledge, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, said Virtual Entertainment, Inc., has caused this certificate to be signed by David Blohm, its President this 31st day of July, 1997.
                              Virtual Entertainment, Inc.


                              By /s/ David Blohm
                                 ------------------------------
                                 David Blohm, President

                          CERTIFICATE OF AMENDMENT TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                            VIRTUAL KNOWLEDGE, INC.

                            Pursuant to Section 242
            of the General Corporation Law of the State of Delaware

     Virtual Knowledge, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent of the Board of Directors of the Corporation, resolutions were duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and declaring said amendments to be advisable. The stockholders duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendments. The resolutions setting forth the amendments are as follows:

RESOLVED: That Article FIRST of the Certificate of Incorporation be deleted in its entirety and the following Article FIRST be inserted in lieu thereof:

               "FIRST. The name of the Corporation is SmarterKids.com, Inc."

RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended to read as follows:

     "FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 10,011,000 shares, consisting of 10,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 11,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), of which 687 shares have been designated "Series A Convertible Preferred Stock" and 1,018 shares have been designated "Series B Convertible Preferred Stock" and the balance of which may be designated from time to time by additional amendments thereto."

     IN WITNESS WHEREOF, Virtual Knowledge, Inc. has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 1st day of September, 1998.

                              By: /s/ David Blohm
                                  ---------------------------
                                  David Blohm, President

ATTEST:


/s/ Jeff Pucci
-------------------------------
Jeff Pucci, Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                                      OF
                             SMARTERKIDS.COM, INC.

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware

     SmarterKids.com, Inc. (hereinafter called the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent of the Board of Directors of the Corporation a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment as follows:

RESOLVED:  That Article FOURTH of the Certificate of Incorporation of the
---------               ------
Corporation be and hereby is deleted in its entirety and Article FOURTH in the form attached as Exhibit A (the "Charter Amendment") is inserted in lieu
                 ---------
thereof.

          Exhibit A referred to in such resolution is as follows:
          ---------
                                   Exhibit A

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 13,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 4,401,323 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK

          1.  General.  The voting, dividend and liquidation rights of the
              -------
     holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

          2.  Voting.  The holders of the Common Stock are entitled to one vote
              ------
     for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

          The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242
     (b) (2) of the General Corporation Law of Delaware.

          3.  Dividends.  Dividends may be declared and paid on the Common Stock
              ---------
     from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4.  Liquidation.  Upon the dissolution or liquidation of the
              -----------
     Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     B.   PREFERRED STOCK.

          Six Hundred Eighty Seven (687) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the 'Series A Preferred Stock"); Three Thousand Five Hundred Eighteen (3,518) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated, "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and Four Million Three Hundred Ninety Seven Thousand One Hundred Eighteen (4,397,118) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated, "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "Series Preferred Stock." The Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "Series B and C Preferred Stock."

          1.  Dividends.
              ---------

          (a) The Corporation shall not declare or pay any dividends or distributions on shares of Common Stock (other than dividends or distributions consisting of securities of the Corporation) until the holders of the Series Preferred Stock then outstanding shall have first received a dividend or distribution on each outstanding share of Series Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series Preferred Stock is then convertible.

          (b) The Corporation shall not declare or pay any dividends or distributions on shares of Series A Preferred Stock unless the holders of the Series B and C Preferred Stock then outstanding shall have first or concurrently received a dividend or distribution on each outstanding share calculated as follows:

               (1) For each share of Series B Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of (x) the dividends or other distributions to be declared, paid or set aside for Series A Preferred Stock, divided by (y) the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible multiplied by (ii) the number of whole shares of Common Stock into which each share of Series B Preferred Stock is then convertible and

               (2) For each share of Series C Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of (x) the dividends or other distributions to be declared, paid or set aside for Series A Preferred Stock, divided by (y) the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible multiplied by (ii) the number of whole shares of Common Stock into which each share of Series C Preferred Stock is then convertible.

          (c) Any and all accrued but unpaid dividends or other distributions with respect to any Series Preferred Stock which accrued prior to the filing of this Certificate of Amendment are hereby waived and are of no further force or effect.

     2.   Liquidation, Dissolution or Winding Up, Certain Mergers,
          --------------------------------------------------------
          Consolidations and Asset Sales.
          ------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B and C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Common Stock or an other class or series of stock ranking on liquidation junior to the Series B and C Preferred Stock by reason of their ownership thereof, an amount equal to:

                            (i) For each share of Series B Preferred Stock an amount equal to the greater of (1) $2,000.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, or (2) such amount per share as would have been payable had each such share (and each share of Series A Preferred Stock and, if the amount that the holders of shares of Series C Preferred Stock would be entitled to receive upon such event would be the amount specified in clause (ii)(2) below, the Series C Preferred Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up; and

                            (ii) For each share of Series C Preferred Stock an
                   amount equal to the greater of (1) $6.269 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, or (2) such amount per share as would have been payable had each such share (and each share of Series A Preferred Stock and, if the amount that the holders of shares of Series B Preferred Stock would be entitled to receive upon such event would be the amount specified in clause (i)(2) above, the Series B Preferred Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up and after such payment in full all rights of the holders of shares of Series B and C Preferred Stock, and all obligations of the Corporation with respect thereto, shall be automatically terminated. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B and C Preferred the full amount to which they shall be entitled, the holders of shares of Series B and C Preferred Stock and any class or series of stock ranking on a parity with the Series B and C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment to the holders of Series B and C Preferred Stock (and any other class or series of stock ranking on liquidation senior to the Series A Preferred Stock) but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock ranking Junior on any liquidation being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) $4,732.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared, but unpaid thereof, or (ii) such amount per share as would have been payable had each such share (and each share of Series B and C Preferred Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up, and after such payment in full all rights of the holders of shares of Series A Preferred Stock and all obligations of the Corporation with respect thereto, shall be automatically terminated. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution is all amounts payable on or with respect to such shares were paid in full.

         (c) After the payment of all preferential amounts required to be paid to the holders of Series Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (d) Any merger or consolidation of the Corporation or a subsidiary of the Corporation into or with another corporation, or other reorganization of the Corporation, (except one in which the holders of capital stock of the Corporation immediately prior to such merger, consolidation or reorganization continue to hold at least 51% by voting power of the capital stock of the surviving or acquiring corporation), or sale of all or substantially all the assets of the Corporation shall be deemed to be liquidation of the Corporation for purposes of this Section 2, and the agreement or plan of merger, consolidation or reorganization with respect to such merger, consolidation, reorganization or sale shall provide that the consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) through 2(c) above. The amount deemed distributed to the holders of Series Preferred Stock upon any such merger, consolidation, reorganization or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     3.  Voting.
         ------

         (a) Each holder of outstanding shares of Series Preferred stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are then convertible

(as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) through 3(d) below or by the provisions establishing any other series of Preferred Stock, holders of Series Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

         (b) The holders of record of (i) the shares of Series B Preferred Stock, exclusively and as a separate class shall be entitled to elect two directors of the Corporation, (ii) the shares of Series C Preferred Stock, exclusively and as a separate class shall be entitled to elect one director of the Corporation and (iii) the holders of record of the shares of Common Stock and of any other class or series of voting (including the Series A Preferred Stock and the Series B and C Preferred Stock), voting together as a single class in which each holder of outstanding shares of Series Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of (i) the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing directors by holders of the Series B Preferred Stock and (ii) the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purpose of electing directors by holders of the Series C Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock or by any remaining director or directors elected by the holders of Series B Preferred Stock pursuant to this Subsection 3(b). A vacancy in any directorship filled by the holders of Series C Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series C Preferred Stock. The rights of the holders of the Series B Preferred Stock under this Subsection 3(b) shall terminate on the first date on which there are issued and outstanding less than 1,375 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares). The rights of the holders of the Series C Preferred Stock under this Subsection 3(b) shall terminate on the first date on which there are issued and outstanding less than 1,000,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares).

         (c) The Corporation, shall not amend, alter or repeal the preferences, special rights or other powers of the Series Preferred Stock so as to affect adversely the Series Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class. For this purpose, without limiting the generality of the foregoing, (i) the authorization of any shares of capital stock with preference or priority over, or on a parity with, the Series B Preferred Stock or the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock and the Series C Preferred Stock, and (ii) the authorization of any shares of capital stock with preference or priority over, or on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of the Section 242(b)(2) of the General Corporation Law of Delaware.

         (d) In addition to any other rights provided by law, so long as no less than 1,375 shares of Series B Preferred Stock (the "Minimum Series B Shares") remain outstanding, or no less than 1,000,000 shares of Series C Preferred Stock (the "Minimum Series C Shares") remain outstanding (in each case subject to appropriate adjustment in the event of any dividend, stock split, combination or similar recapitalization affecting such shares), the Corporation shall not without the affirmative vote or written consent of (A) the holders of a majority of the then outstanding shares (treating each share of Preferred Stock as being equal to the number of shares of Common Stock into which such share is then convertible) of the Series B and C Preferred Stock if the Minimum Series B Shares and the Minimum Series C Shares remain outstanding, (B) the holders of a majority of the then outstanding shares of Series B- Preferred Stock, if the Minimum Series B Shares but less than the Minimum Series C Shares remain outstanding, or (C) the holders of a majority of the then outstanding shares of Series C Preferred Stock, if the Minimum Series C Shares but less than the Minimum Series B Shares remain outstanding:

               (i) amend or repeal any provision of, or add any provision to the Corporation's Certificate of Incorporation;

               (ii) merge or consolidate into or with any other corporation or other entity or sell all, substantially all or any substantial portion of the Corporation's assets;

               (iii) dissolve liquidate or wind up its affairs;

               (iv) declare or pay any dividends or distributions on Common Stock; or

               (v) reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series B and C Preferred Stock.

    4.   Original Conversion.  The holders of the Series Preferred Stock shall
         -------------------
have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert.  Each share of Series Preferred Stock shall be
             ----------------
convertible, at the option of the holder thereof, at any time and from time to time, and without payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) for Series A Preferred Stock by dividing $4,732.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion; (ii) for the Series B Preferred Stock by dividing $2,000.00 by the Series B Conversion Price (as defined below) in effect at the time of conversion and (iii) for the Series C Preferred Stock by dividing $6.269 by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $4.732; the "Series B Conversion Price" shall initially be $2.00; and the "Series C Conversion Price" shall initially be $6.269. Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

    In the event of a notice of redemption of any shares of Series B and C Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares of Series B and C Preferred Stock designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares of Series B and C Preferred Stock shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights for the Series Preferred Stock shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series Preferred Stock.

         (b) Fractional Shares.  No fractional shares of Common Stock shall be
             -----------------
issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be.

          (c) Mechanics of Conversion.
              -----------------------

              (i) In order for a holder of Series Preferred Stock to convert shares of Series Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred Stock, at the office of the transfer agent for the Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of shares of the Series Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificate and notice by the transfer agent (or by the corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when any shares of Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Conversion Price, respectively, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be.

               (iii) Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made for any declared but unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (iv) All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series Preferred Stock accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d)   Adjustments to Series B Conversion Price and Series C Conversion
                ----------------------------------------------------------------
Price - Diluting Issues:
-----------------------

                (i) Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

                     (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                     (B)  "Series C Original Issue Date" shall mean July 12,
1999.

                     (C) "Convertible Securities" shall mean any evidences or indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                     (D)  "Additional Shares of Common Stock" shall mean all
                           ---------------------------------
 shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than:

                          (I) shares of Common Stock issued or issuable upon conversion of any Convertible Securities or exercise of any warrants outstanding on the Series C Original Issue Date;

                          (II) shares of Common Stock issued or issuable as a dividend or distribution on Series B Preferred Stock or Series C Preferred Stock;

                          (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

                          (IV) up to 2,548,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or issuable to employees or directors of, or consultants to the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries (provided that any Options for such shares that expire or terminate unexercised shall not be counted toward such maximum number);

                          (V) up to 125 Series B Shares, or shares of Common Stock issuable upon conversion of such Series B Shares, issuable to Education Products, Inc. or its parent, Sylvan Learning Systems, Inc. ("Sylvan") pursuant to that certain letter agreement, dated July 23, 1997, between Sylvan and the Corporation;

                          (VI) warrants to purchase up to 105,700 shares, or shares of Common Stock issuable upon exercise of such warrants, issued or issuable to Edu Ventures;


                          (VII) warrants to purchase up to 38,000 shares, or up to 38,000 shares of Common Stock issuable upon exercise of any warrants, issuable to J.L. Hammett Co. pursuant to that Contract for Services and Term Sheet dated September 29, 1998;

                          (VIII) warrants to purchase up to 75,000 shares, or up
                                 to 75,000 shares of Common Stock issuable upon exercise of any warrants, issuable to National Computer Systems, Inc.; and

                          (IX) warrants to purchase Series C Preferred Stock, or shares of Series C Preferred Stock issuable upon exercise of any warrants, or shares of Common Stock issuable upon conversion of Series C Preferred Stock, issuable pursuant to that certain letter agreement, dated March 19, 1999, between Thomas Weisel Partners LLC and the Corporation.

                (ii) No Adjustment of Series B Conversion Price or Series C
                     ------------------------------------------------------
Conversion Price. No adjustment in the number of shares of Common Stock into
----------------
which the Series B Preferred Stock or Series C Preferred Stock, respectively, is convertible shall be made, by adjustment in the applicable Series B Conversion Price or Series C Conversion Price respectively (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series B Conversion Price or Series C Conversion Price, respectively, in effect immediately prior to the issue of such

Additional Shares, or (b) if the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series B and C Preferred Stock, voting as a single class, that no such adjustment shall be made as the result of any particular issuance of Additional Shares of Common Stock or generally as the result of any issuance of Additional Shares of Common Stock.

                (iii)  Issue of Securities Deemed Issue of Additional Shares of
                       --------------------------------------------------------
Common Stock.
------------

     If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options (excluding Options covered by Subsection 4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock for the purpose of the adjustment to the Series B Conversion Price or Series C Conversion Price, respectively, issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series B Conversion Price or Series C Conversion Price, respectively, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (A) No further adjustment in the Series B Conversion Price or Series C Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation upon the exercise, conversion or exchange thereof, the Series B Conversion Price or Series C Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                     (C) Upon the expiration or termination of any such unexercised Option, the Series B Conversion Price or Series C Conversion Price, as the case may be, shall be recomputed to reflect such expiration or termination;

                     (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price or Series C Conversion Price, respectively, then in effect shall forthwith be readjusted to such Series B Conversion Price or Series C Conversion Price, respectively, as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                     (E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Series B Conversion Price or Series C Conversion Price, respectively, to an amount which exceeds the lower of
(i) the Series B Conversion Price or Series C Conversion Price, respectively, on the original adjustment date, or (ii) the Series B Conversion Price or Series C Conversion Price, respectively, that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event the Corporation, after the Series C Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), than such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series C Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

                (iv)   Adjustment of Series B Conversion Price and Series C
                       ----------------------------------------------------
Conversion Price Upon Issuance of Additional Shares of Common Stock.
-------------------------------------------------------------------

     In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Series B Conversion Price or Series C Conversion Price,
respectively, in effect immediately prior to such issue, then and in such event, such Series B Conversion Price and Series C Conversion Price, respectively, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price or Series C Conversion Price, respectively, by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock
                                                            ------
outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price or Series C Conversion Price, respectively; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i)
                                                            -------- ----
for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue and all shares issuable as set forth in clauses (V), (VI) and (VII) of subsection 4(d)(i)(D) above shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                     (v)  Determination of Consideration. For purposes of this
                          ------------------------------
Subsection 4 (d), the consideration received by the Corporation for issue of any Additional Shares of Common Stock shall be computed as follows:

                          (A)  Cash and Property: Such consideration shall:

                               (I)     insofar as it consists of cash, be
                                       computed at the aggregate of cash
                                       received by the Corporation, excluding
                                       amounts paid or payable for accrued
                                       interest;

                               (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                               (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received computed as provided in clauses (1) and (II above, as determined in good faith by the Board of Directors.

                          (B)  Options and Convertible Securities. The
                               ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing

                               (x)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible

Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                          (y)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi)  Multiple Closing-Dates. In the event the Corporation shall
                     ----------------------
issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series B Conversion Price and Series C Conversion Price, respectively, shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

          (e)   Adjustments for Stock Splits and Combinations. If the
                ---------------------------------------------
Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect immediately before that subdivision shall each be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect immediately before the combination shall each be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f)   Adjustment for Certain Dividends and Distributions. In the event
                --------------------------------------------------
the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect immediately before such event shall each be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the closed business on such record date, by multiplying each such Conversion Price then in effect by a fraction;

                     (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                     (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common stock
                issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall each be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall each be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of the such kind of Series Preferred Stock, which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          (g)   Adjustments for Other Dividends and Distributions.  In the event
                -------------------------------------------------
the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the respective rights of the holders of the Series Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event.

          (h)   Adjustment for Reclassification, Exchange, or Substitution. If
                ----------------------------------------------------------
the Common Stock issuable upon the conversion of the Series Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series Preferred Stock have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series

Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i)   Adjustment for Merger or Reorganization, etc.  In case of any
                --------------------------------------------
consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(d)), each share of Series Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may
be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

          (j)   No Impairment.  The Corporation will not, by amendment of its
                -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Preferred Stock against impairment.

         (k)    Certificate as to Adjustments.  Upon the occurrence of each
                -----------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series Preferred Stock.

          (1)    Notice of Record Date.  In the event:
                 ---------------------

                 (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                 (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                 (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                 (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series Preferred Stock, and (unless waived by the holders of a majority of the shares of the Series Preferred Stock) shall cause to be mailed to the holders of the Series Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                     (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.   Mandatory Conversion.
          --------------------

          (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rates and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and all provisions included under the caption "Preferred Stock," and all references to the Series Preferred Stock shall be deleted and shall be of no further force or effect.

          (b) All holders of record shares of Series Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series Preferred Sock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date all rights with respect to the Series Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock accordingly.

     6.   Series B and C Preferred Stock Redemption
          -----------------------------------------

          (a) The Corporation will, subject to the conditions set forth below, on June 30, 2004 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Series B and C Mandatory Redemption Date"), upon receipt not less than 60 nor more than 120 days prior to the applicable Series B and C Mandatory Redemption Date of written request(s) for redemption from holders of at least a majority of the shares of Series B and C Preferred Stock then outstanding, voting together as a single class on an "as converted" basis (an "Initial Redemption Request"), redeem from each holder of shares of Series B and C Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) below (a "Series B and C Requesting Holder"), at price equal to the greater of, in the case of the Series B Preferred Stock, $2,000.00 per share, and in the case of the Series C Preferred Stock, $6.269 per share, plus in each case any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend stock split, combination or other similar recapitalization affecting such shares and fair market value as determined in good faith by the Board of Directors (the "Mandatory Redemption Price"), the number of shares of Series B and C Preferred Stock requested to be redeemed by each Series B and C Requesting Holder, but not more than the following respective portion of the number of shares of Series B and C Preferred Stock held by such Series B and C Requesting Holder on the applicable Series B and C Mandatory Redemption Date.

     Series B and C Mandatory        Maximum Portion of Shares of Series B and C
         Redemption Date                  Preferred Stock to Be Redeemed
         ---------------                  ------------------------------
         June 30, 2004                               33%
         June 30, 2005                               50%
         June 30, 2006                       All outstanding shares of
                                          Series B and C Preferred Stock

          (b) The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Series B and C Mandatory Redemption Price ("Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Series B and C Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the applicable Series B and C Mandatory Redemption Date. Each holder of Series B and C Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Series B and C Requesting Holder on such Series B and C Mandatory Redemption Date by so indicating in a written notice mailed to the Company, by first class or registered mail, postage prepaid, at least 30 days prior to the applicable Series B and C Mandatory Redemption Date. Except as provided in Section 6(c) below, each Series B and C Requesting Holder shall surrender to the Corporation on the applicable Series B and C Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Series B and C Requesting Holder and each certificate surrendered for redemption shall be cancelled.

          (c) If the funds of the Corporation legally available for redemption of Series B and C Preferred Stock on any Series B and C Mandatory Redemption Date are insufficient to redeem the number shares of Series B and C Preferred Stock required under this Section 6 to be redeemed on such date from Series B and C Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B and C Preferred Stock ratably in proportion to the respective amounts which would be payable in respect of such shares if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B and C Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B and C Preferred Stock, such funds will be used, at the end of next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was therefore obligated to redeem, ratably on the basis set forth in the preceding sentence.

          (d) Unless there shall have been a default in payment of the Mandatory Redemption Price, on the Series B and C Mandatory Redemption Date all rights of theholder of the share redeemed on such date as a stockholder of the Corporation by reasonof the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest upon presentation and surrender of the certificate representing such share and such share will not from and after such Series B and C Mandatory Redemption Date be redeemed to be outstanding.

          (e)   Any Series B and C Preferred Stock redeemed pursuant to this
Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B and C Preferred Stock accordingly.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 9th day of July, 1999.


                         SmartKids.com, Inc.

                         By: /s/ David Blohm
                             ----------------------------
                             David Blohm, President